NetSol TECHNOLOGIES

netsol

Fiscal Second Quarter 2009 Conference Call

February 13, 2009

NetSol TECHNOLOGIES

Safe Harbor Statement

This presentation may contain forward-looking statements relating to the development of NetSol Technologies' products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "anticipate," "intend," variations of such words, and similar expressions, identify forward-looking statements, but their absence does not mean that the statement is not forward looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance. Any forward-looking statements contained herein speak only as of the date hereof. The Company undertakes no obligation to update or review any forward-looking statements.

NetSol TECHNOLOGIES

Najeeb U. Ghauri

Chairman & Chief Executive Officer

NetSol TECHNOLOGIES

Consolidated Financials

Fiscal Year 2009 - Six Months Year-to-Date

- **Revenues ↓ 15% year-over-year to $14.6 million**
- **GAAP net income ↓ $3.5 million year-over-year, to a loss of $0.08 per diluted share**
- **EBITDA ↓ $2.9 million year-over-year, to $0.02 per diluted share**

NetSol TECHNOLOGIES

Managing the Economic Downturn

Streamlining & Efficiency Measures

- CEO and top officers
  - Salaries cut up to 15%
  - Earned cash bonuses and stock options scheduled to be paid out in early 2009 returned to the company
- 10% reduction in global employees
- Consolidation of California offices into Emeryville headquarters
- Closure of two satellite offices in Karachi and Rawalpindi
- Freeze on capital expenditure for the remainder of fiscal 2009
- Ongoing assessment of operating structure and resources

NetSol TECHNOLOGIES

Quarterly Highlights

- Nissan Financial Services Australia Pty Ltd went live with Netsol Technologies' suite of financial product solutions
- Awarded a major consulting services contract with a leading commercial bank located in the United Arab Emirates to provide consultancy services in the areas of information security and quality engineering
- Signed a Business Process Outsourcing (BPO) agreement with the AJK Group to provide accounting services to the companies, trusts and foundations under the administration of AJK.
- Signed healthcare and public sectors projects in Pakistan
- Annual NetSol Solutions Conference held at new San Francisco Bay area HQ attended by more than 30 clients from around the world

NetSol TECHNOLOGIES

SAP® Services

NetSol SAP Practice

- Expands NetSol offerings into SAP Consulting & Staffing Services
- Awarded SAP PartnerEdge status as an SAP Services Partner
- NetSol Technologies SAP Practice continues to expand its reach in North America
- Recently won a SAP Services contract from a leading U.S. based energy utility company
- Based on final transaction closing, the new SAP Practice contributed one month of revenues to the fiscal second quarter 2009

NetSol TECHNOLOGIES

Strategic Market Initiatives

- **Joint Ventures**
  - Increased interest in high quality, low cost offshore services
  - Strong interest in NetSol's CMMI Level 5 Center of Excellence
  - Provide recurring revenue streams and increased visibility
- **Targeted Sector Verticals**
  - Healthcare & Hospital Management Systems (HMS) offering
  - Alternative and Renewable Energy sector targeted with customized NetSol Financial Suite (NFS) solutions
- **Licensing Model Evolution**
  - Offering customers the ability to spread the cost of high value software licenses over the life span of the agreement

NetSol TECHNOLOGIES

id interactive Letter of Intent

- On February 10, 2009 NetSol signed a letter of intent to acquire a majority stake in ID Interactive Holdings Ltd.
- ID Interactive is an award winning software and multimedia developer established in 1995 with offices in New York and the United Kingdom
- Acquisition would Extend NetSol's software development capabilities into leading edge mobile technology and multimedia content delivery
  - 25 major mobile operators worldwide certified including: AT&T, Orange, Sprint, T-Mobile, Verizon & Vodafone
  - Certified service providers represent >300 million mobile subscribers
  - UrTone application has been accessed by over 1.5 million music fans
- Mobile data services and interactive content represent higher growth segments within the current economic downturn
- Modest upfront cash component , multi-year performance based earn out

NetSol TECHNOLOGIES

netsol

Dan Lee

Chief Financial Officer

Annual Revenue



US$ Millions
CAGR 58%
3.8
5.7
12.4
18.7
29.2
36.6
14.6
Fiscal 2003
Fiscal 2004
Fiscal 2005
Fiscal 2006
Fiscal 2007
Fiscal 2008
1H Fiscal 2009

NetSol TECHNOLOGIES

Revenue

For the 3 Months Ended December 31

	Fiscal 2009	Fiscal 2008	% Change
IT Consulting & Service Fees	3,109,737	4,049,287	↓ 23.2%
Maintenance Fees	1,513,293	1,490,376	↑ 1.5%
License Fees	647,979	2,866,807	↓ 77.4%
Total Revenues	5,271,009	8,406,470	↓ 37.3%

Revenue By Business

2Q Fiscal Year 2009



IT Consulting & Service Fees 59%

License Fees 12%

Maintenance Fees 29%

NetSol TECHNOLOGIES

Operating Expenses

For the 3 Months Ended December 31

	Fiscal 2009	Fiscal 2008	% Change
Selling & marketing	880,846	1,086,729	↓ 19%
Depreciation & amortization	494,834	479,904	↑ 3%
Bad debt expense	648,470	838	↑ NM
Salaries & wages	944,520	815,771	↑ 16%
Professional services *(including non-cash compensation)*	312,940	129,539	↑ 142%
General & administrative	962,711	826,033	↑ 17%
Total operating expenses	4,244,321	3,338,814	↑ 27%

GAAP Earnings/Loss Per Diluted Share



$0.12
$0.08
$0.04
$0.00
($0.04)
($0.08)
($0.12)
$(0.12)
1Q 2008
2Q 2008
3Q 2008
4Q 2008
1Q 2009
2Q 2009

EBITDA Per Diluted Share


$0.16
$0.11
$0.06
$0.01
($0.04)
($0.09)
$(0.07)
1Q 2008
2Q 2008
3Q 2008
4Q 2008
1Q 2009
2Q 2009

NetSol TECHNOLOGIES

Fiscal 2009 Business Drivers

- Investing in North American sales and marketing
- Leading market position for end-to-end leasing solutions in Asia
- Addressing new geographic markets including:
  - The Middle East, Central and South America
- SAP & BPO practice groups
- Expanding and exploring joint ventures opportunities
- Targeting higher growth market verticals
  - Healthcare, Alternative & Renewable Energy, Mobile Telecom
- New license pricing model & internal cost efficiency measures

Questions & Answers

Najeeb U. Ghauri - Chairman & CEO

Dan Lee - CFO

Naeem Ghauri - President, Europe & Global Products

NetSol TECHNOLOGIES



CMMI® Maturity LEVEL 5

Thank You

To learn more about NetSol Technologies, Inc.,
Visit www.netsoltech.com

(NASDAQ CM: NTWK)

(DIFX: NTWK)